Synacor Streamlines Business and Focuses R&D Costs,
Raises Full-Year 2014 EBITDA, Reaffirms Q3 Guidance,
Will Discuss Revised Strategic Plan during Q3 Financial Results Call October 30, 2014

BUFFALO, NY -- (September 30, 2014) -- Synacor Inc. (NASDAQ: SYNC) today announced plans to streamline the business and focus R&D costs. These actions include a workforce reduction of approximately 70 positions, or about 20% of the Company's employees, effective at the end of the third quarter.
“These are difficult decisions that, regrettably, affect talented people,” said Synacor CEO Himesh Bhise. “However, becoming leaner and more agile strengthens Synacor and serves as the foundation for a broader strategic agenda to return the Company to growth. We remain fully committed to our customers and are confident we can deliver on product expectations.”
Synacor reaffirms revenue and adjusted EBITDA guidance for Q3 2014, of $25.0 million to $26.0 million in revenue and ($0.5) million to $0.5 million in adjusted EBITDA, excluding one-time costs related to the reduction in workforce. For FY 2014, the Company reaffirms its revenue guidance of $100.0 million to $103.0 million. FY 2014 adjusted EBITDA guidance increases from a range of ($2.5) million to ($1.0) million to a range of ($1.0) million to breakeven, excluding the one-time costs related to the reduction in workforce and a $1.0 million pretax gain from the sale in Q2 of a domain name.

Further details regarding the financial impact of today’s announcement will be discussed on the Company’s third quarter financial results call, Thursday, October 30, 2014, at 5PM Eastern Time. Additionally, Synacor’s Board of Directors is currently reviewing the Company’s revised strategic plan, which Mr. Bhise will also discuss during the call. The live webcast of Synacor’s conference call can be accessed here. For those without access to the Internet, the call may be accessed toll-free via phone at (877) 837-3911, or callers outside the U.S. may dial (253) 237-1167. Following completion of the call, a recorded webcast replay will be available on Synacor’s website through November 14, 2014. To listen to the telephone replay, call toll-free (855) 859-2056, or callers outside the U.S. may dial (404) 537-3406. The conference ID is 11232317.

About Synacor
Synacor’s white-label platform enables cable, satellite, telecom and consumer electronics companies to deliver TV Everywhere, digital entertainment, cloud-based services and apps to their end-consumers across multiple devices, strengthening those relationships while monetizing the engagement. In addition, Synacor offers digital ad inventory for brands wanting a customized, targeted, programmatic means of reaching their audiences. Synacor (NASDAQ: SYNC) is headquartered in Buffalo, NY, with tech hubs in Toronto, Ottawa and Boston, and ad sales offices in New York, Detroit and Los Angeles. For more information, visit synacor.com. All Media. One Place. Any Device.

Forward-Looking Statements
This release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of management of Synacor, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other factors affecting the operation of the respective businesses of Synacor. More detailed information about these factors may be found under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Synacor’s annual report on Form 10-K for the year ended December 31, 2013, which is available on the company’s website at investor.synacor.com and on the SEC’s website at www.sec.gov. Synacor is under no obligation to, and expressly disclaims any such obligation to, update or alter their respective forward-looking statements, whether as a result of new information, future events, or otherwise.

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Contacts

Investor Contact:
Denise Garcia, MD
ICR
ir@synacor.com
716-362-3309

Press Contact:
Meredith Roth, VP, Corporate Communications
Synacor
mroth@synacor.com
716-362-3880

The Synacor logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11609